                                                                    Exhibit 23.2


                          INDEPENDENT AUDITORS' CONSENT


     We hereby consent to the incorporation by reference in amendment No. 1 to the registration statement on Form S-3 (the "Registration Statement") of Brandywine Realty Trust of our report dated June 19, 1997 included in the Current Report on Form 8-K dated June 26, 1997 of Brandywine Realty Trust and to all references to our firm and our report dated June 19, 1997 included in the prospectus in the Registration Statement.


                                            /s/ Zelenkofske, Axelrod & Co., Ltd.
                                            ------------------------------------
                                            Zelenkofske, Axelrod & Co., Ltd.

Jenkintown, Pennsylvania
March 5, 1999